BARBARA K. CEGAVSKE

Secretary of State

202 North Carson Street

Carson City, Nevada 89701-4201

(775) 684-5708

Website: www.nvsos.gov

Articles of Incorporation

(PURSUANT TO NRS CHAPTER 78)

Filed in the office of /s/ Barbara K. Cegavske Barbara K. Cegavske Secretary of State State of Nevada	Document Number 20150247463-44
Filing Date and Time 05/28/2015 10:27 AM
Entity Number E0270722015-3

USE BLACK INK ONLY - DO NOT HIGHLIGHT ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation:	DSwiss, Inc.
2. Registered Agent for Service of Process: (check only one box)	☒ Commercial Registered Agent: Vcorp Services, LLC Name
	☐ Noncommercial Registered Agent (name and address below)	OR	☐ Office or Position with Entity (name and address below)

Name of Noncommercial Registered Agent OR Name of Title of Office or Other Position with Entity
Nevada
	Street Address		City		Zip Code
Nevada
	Mailing Address (if different from street address)		City		Zip Code

3. Authorized Stock: (number of shares corporation is authorized to issue)	Common Stock 600,000,000 @US0.0001 per share Preferred Stock 200,000,000 @US0.0001 per share				Number of shares without par value:
	Number of shares with par value: 800,000,000		Par value Per share: $0.0001
4. Name & Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age: attach additional page if more than two directors/trustees)
1. Heung Wing Wai
Name
	Rm405, 4/F, Energy Plaza, Tsim Sha Tsui East		Kowloon		Hong Kong
	Street Address		City	State	Zip Code
2.
Name

	Street Address		City	State	Zip Code

5. Purpose: (optional; required only if Benefit Corporation status selected)	The purpose of the corporation shall be:		6: Benefit Corporation: (see instruction) ☐ Yes
7. Name, Address And Signature of Incorporator: (attach additional page if more than one incorporator)	I declare, to the best of my knowledge under penalty of perjury, that the information contained herein is correct and acknowledge that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filing in the Office of the Secretary of State.
	Heung Wing Wai		X /s/ Heung Wing Wai
	Name		Incorporator Signature

	Rm405, 4/F, Energy Plaza, Tsim Sha Tsui East		Kowloon		Hong Kong
	Address		City	State	Zip Code
8. Certificate of Acceptance of Appointment of Registered Agent:	I hereby accept appointment as Registered Agent for the above named Entity.
	X /s/ Jeremy Sherman				5/28/2015
	Authorized Signature of Registered Agent or On Behalf of registered Agent Entity				Date

This form must be accompanies by appropriate fees. Nevada Secretary of State NRS 78 Articles Revised 1-5-15

CONTINUATION OF ARTICLES OF INCORPORATION

OF

DSwiss, Inc.

Article two. Registered Agent for Service of Process:

Name of Commercial Registered Agent:
Vcorp Services, LLC

Address of Commercial Registered Agent:
1645 Village Center Circle, Suite 170, Las Vegas, NV 89134

Address of Registered Office:
1645 Village Center Circle, Suite 170, Las Vegas, NV 89134

Mailing Address of Registered Office:
1645 Village Center Circle, Suite 170, Las Vegas, NV 89134

Article three. Authorized Stock:

The aggregate number of shares which the Corporation shall have authority to issue is eight hundred million (800,000,000) shares, consisting of two classes to be designated, respectively , “Common Stock” and “Preferred Stock” , with all of such shares having a par value of $.0001 per share. The total number of shares of Common Stocks that the Corporation shall have authority to issue is six hundred million (600,000,000) shares. The total number of shares of Preferred Stocks that the Corporation shall have authority to issue is two hundred million (200,000,000) shares. The Preferred stock may be issued in one or more series, each series to be appropriately designated by a distinguishing letter or title, prior to the issuance of any shares thereof. The voting powers, designations, preferences, limitations, restrictions, conversion rights, cumulative, relative, participating, optional, and other right, and the qualification, limitations or restrictions thereof, of the Preferred Stock shall hereinafter be prescribed by resolution of the Board of Directors